Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FOURTH QUARTER 2021 RESULTS

Seattle, WA – February 28, 2022 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed secured real estate finance company, today announced operating results for the quarter and year ended December 31, 2021.

Jeff Pyatt, Chief Executive Officer of Broadmark, commented, “We followed up our third quarter record origination volume with strong fourth quarter production as we effectively navigated seasonality and a highly competitive lending sector evidencing our ability to continue to differentiate ourselves. In addition to expanding into new geographic markets, we have continued to use our increased size, scale and expertise to access a larger pool of borrowers with excellent credit and collateral. While we will remain disciplined with our underwriting to ensure strong credit quality, we understand competitive conditions will have a near term impact. However, as we have demonstrated over the last decade, our proven disciplined approach along with our low-leverage balance sheet, positions us to deliver highly attractive risk-adjusted returns to our shareholders over time."

Fourth Quarter 2021 Financial Highlights

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Total revenue of $31.3 million for the quarter ended December 31, 2021.
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GAAP net income attributable to common stockholders of $22.2 million, or $0.17 per diluted common share.
▪
Distributable earnings prior to realized loss on investments, a non-GAAP financial measure, of $23.9 million, or $0.18 per diluted common share.

Fourth Quarter 2021 Loan Portfolio Highlights

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New originations and amendments were $248.6 million, with a weighted average loan to value of 61.1%.
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Interest income of $23.5 million and fee income of $7.8 million.
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Total active loan portfolio of $1.5 billion across 19 states and the District of Columbia.

Full Year 2021 Financial Highlights

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Total revenue of $120.5 million for the full year ended December 31, 2021.
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Net income attributable to common stockholders of $82.5, or $0.62 per diluted common share.
▪
Distributable earnings prior to realized loss on investments of $96.6 million, or $0.73 per diluted common share.

Full Year 2021 Loan Portfolio Highlights

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New originations and amendments grew 51.2% year-over-year to $947.1 million.
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Grew number of active states by 58% year-over-year with the addition of seven new states.
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Interest income of $90.0 million and fee income of $30.6 million.

Balance Sheet Activity and Liquidity

At December 31, 2021, the Company had cash and cash equivalents of $132.9 million and $135.0 million undrawn credit facility, or $267.9 million in total liquidity, with $524.5 million of unfunded loan commitments on balance sheet. On November 12, 2021, the Company issued $100.0 million aggregate principal amount of 5.0% senior unsecured notes due 2026 in a private placement to fund portfolio growth.

Loan Portfolio

As of December 31, 2021, a total of 31 loans were in contractual default, totaling $191.4 million in total commitment or 12.9% of the portfolio based on total commitment. During 2021, the Company resolved $93.9 million in loans in contractual default and ended 2021 with a 3.6% year over year decrease in the default rate.

Completion of Management Transition Plan

As previously announced, Brian P. Ward will join the Company as Chief Executive Officer and a member of its Board of Directors, effective March 1, 2022. Mr. Ward previously served as Chief Executive Officer of Trimont Real Estate Advisors, a commercial real estate asset management firm with aggregate invested capital under management of $168 billion. Jeff Pyatt, the Company’s current Chief Executive Officer and Chairman of the Board of Directors, will retain the role of Chairman.

Dividend

On January 14, 2022, the Company’s Board of Directors declared a cash dividend of $0.07 per common share payable on February 15, 2022 to stockholders of record as of January 31, 2022, and on February 15, 2022, the Board of Directors declared a cash dividend of $0.07 per common share payable on March 15, 2022 to stockholders of record as of February 28, 2022.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will host a live conference call and webcast today at 5:00 p.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.broadmark.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-9039

International: 1-201-689-8470

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13726489

The playback can be accessed through March 14, 2022.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

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mitigation of loan default rates and ability to timely resolve loans in contractual default status with positive economic outcomes;
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the adequacy of collateral securing the Company's loans and declines in the value of real estate property securing the Company's loans;
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increased competition from entities engaged in construction lending activities;
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availability of origination and acquisition opportunities acceptable to the Company;
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potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
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disruptions in the Company's business operations, including construction lending activity, relating to the COVID-19 pandemic;
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the current and future health and stability of the economy and residential housing market, including potential impacts on the real estate markets as a result of COVID-19;
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general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
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general and local commercial and residential real estate property conditions;
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changes in U.S. federal government policies;

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changes in U.S. federal, state and local governmental laws and regulations that impact the Company's business, assets or classification as a real estate investment trust;
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the Company's ability to pay, maintain or grow the dividend in the future;
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changes in interest rates;
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the availability of, and costs associated with, sources of liquidity;
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compliance with covenants contained in the Company's debt documents;
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the adequacy of the Company's policies, procedures and systems for managing risk effectively;
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the ability to manage future growth;
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changes in personnel and availability of qualified personnel; and
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other factors set forth in the Company's periodic filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at http://ir.broadmark.com/resources/email-alerts. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this press release.

About Broadmark Realty Capital

Broadmark Realty Capital Inc. (NYSE: BRMK) is an internally managed commercial real estate finance company that offers short-term, first deed of trust loans secured by real estate to fund the acquisition, renovation, rehabilitation or development of residential or commercial properties. Broadmark Realty Capital manages and services its loan portfolio across a variety of market conditions and economic cycles.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

Jason Chudoba

646-277-1249

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$132,889	$223,375
Mortgage notes receivable, net	901,350	798,486
Interest and fees receivable, net	17,526	14,357
Investment in real property, net	68,067	8,473
Right-of-use assets	6,016	—
Goodwill	136,965	136,965
Other assets	8,342	5,663
Total assets	$1,271,155	$1,187,319

Liabilities and stockholders' equity
Senior unsecured notes, net	$97,223	$—
Dividends payable	9,291	7,952
Accounts payable and accrued liabilities	8,180	4,946
Lease liabilities	7,993	—
Total liabilities	$122,687	$12,898
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 132,716,338 and 132,532,383 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	132	132
Additional paid in capital	1,216,957	1,213,987
Accumulated deficit	(68,621)	(39,698)
Total stockholders' equity	1,148,468	1,174,421
Total liabilities and stockholders' equity	$1,271,155	$1,187,319

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenues:
Interest income	$23,476	$25,292	$89,957	$93,869
Fee income	7,823	7,245	30,587	28,489
Total revenues	$31,299	$32,537	$120,544	$122,358

Expenses:
Compensation and employee benefits	4,177	5,395	15,093	15,646
General and administrative	3,197	4,128	11,626	15,251
Interest expense	1,601	—	3,320	—
Total expenses	8,975	9,523	30,039	30,897

Impairment:
Provision for credit losses, net	806	998	6,179	6,722

Other (expense) income:
Change in fair value of warrant liabilities	652	398	(1,838)	5,492

Income before provision for income taxes	22,170	22,414	82,488	90,231
Income tax provision	—	—	—	—
Net income	$22,170	$22,414	$82,488	$90,231
Earnings per common share: (1)
Basic	$0.17	$0.17	$0.62	$0.68
Diluted	$0.17	$0.17	$0.62	$0.68
Weighted-average shares of common stock outstanding, basic and diluted:
Basic	132,698,177	132,537,228	132,579,289	132,209,495
Diluted	132,784,274	132,667,837	132,666,502	132,261,113

BROADMARK REALTY CAPITAL INC.

RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS

(in thousands, except for per share amounts)

Definition of Distributable Earnings

The Company has elected to present “distributable earnings” and “distributable earnings prior to realized loss on investments”, supplemental non-GAAP financial measures used by management to evaluate the Company’s operating performance. The Company defines distributable earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on the Company’s investments; (ii) unrealized gains or losses on the Company’s investments (including provision for credit losses) and warrant liabilities; (iii) new public company transition expenses; (iv) non-capitalized transaction-related and other one-time expenses; (v) non-cash stock-based compensation; (vi) depreciation and amortization including amortization of the Company’s intangible assets; and (vii) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

During the year ended December 31, 2021 and 2020, provision for credit losses, net was $6.2 and $6.7 million, respectively, which has been excluded from distributable earnings consistent with other unrealized gains (losses) pursuant to the Company’s policy for reporting distributable earnings. The Company expects to recognize such potential credit losses in distributable earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally upon charge-off of principal at the time of loan repayment or upon sale of real property owned by the Company and the amount of proceeds is less than the principal outstanding at the time of foreclosure.

Management believes that the adjustments to compute “distributable earnings” specified above allow investors and analysts to readily identify and track the operating performance of the Company’s assets, assist in comparing the operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business. Distributable earnings excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s primary operations for the reasons described herein. However, management has elected to also present distributable earnings prior to realized loss on investments because it believes the Company’s investors use such measure to evaluate and compare the performance of the Company and its peers. As such, distributable earnings and distributable earnings prior to realized loss on investments are not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

As a REIT, the Company is required to distribute at least 90% of its annual REIT taxable income and to pay tax at regular corporate rates to the extent that it annually distributes less than 100% of such taxable income. Given these requirements and its belief that dividends are generally one of the principal reasons stockholders invest in its common stock, the Company generally intends to attempt to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable earnings and distributable earnings prior to realized loss on investments are one of many factors considered by the Company’s board of directors in declaring dividends and, while not direct measures of taxable income, over time, the measures can be considered useful indicators of the Company’s dividends.

Distributable earnings and distributable earnings prior to realized loss on investments do not represent, and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of these measures may not be comparable to similarly entitled measures reported by other companies.

The table below is a reconciliation of distributable earnings to the most directly comparable GAAP financial measure:

	Three Months Ended		Year Ended
(dollars in thousands, except share and per share data)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income attributable to common stockholders	$22,170	$22,414	$82,488	$90,231
Adjustments for non-distributable earnings:
Stock-based compensation expense	903	1,073	3,455	4,867
New public company expenses(1)	—	1,955	953	4,705
Non-capitalized transaction and other one-time expenses(2)	498	181	987	181
Change in fair value of warrant liabilities	(652)	(398)	1,838	(5,492)
Depreciation and amortization	164	124	741	(558)
Provision for credit losses, net	806	998	6,179	6,722
Distributable earnings prior to realized loss on investments:	$23,889	$26,347	$96,641	$100,656
Realized credit losses(3)	(576)	(189)	(2,672)	(1,057)
Distributable earnings:	$23,313	$26,158	$93,969	$99,599
Distributable earnings per diluted share of common stock prior to realized loss on investments	$0.18	$0.20	$0.73	$0.76
Distributable earnings per diluted share of common stock	$0.18	$0.20	$0.71	$0.75
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,698,177	132,537,228	132,579,289	132,209,495
Diluted	132,784,274	132,667,837	132,666,502	132,261,113

(1)
Expenses directly related to professional fees in connection with our new public company reporting procedures, the design and implementation of internal controls under Section 404 of the Sarbanes-Oxley Act and the implementation of the CECL standard.
(2)
Includes other one-time expenses primarily related to the liquidation of the Private REIT and recruiting fees associated with the President executive search.
(3)
Represents credit losses recorded in the provision for credit losses and recognized in distributable earnings upon charge-off of principal at the time of loan repayment or upon sale of real property where proceeds received are less than the principal outstanding.